Exhibit 99.1

news release

Omnicare Reports Third-Quarter 2014 Financial Results;
Company Updates Full-Year 2014 Guidance

CINCINNATI, October 24, 2014 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its third quarter ended September 30, 2014.

Third-Quarter Highlights:

•	Net sales increase of 6.1% to $1.6 billion

•	Adjusted cash earnings per diluted share from continuing operations 6.8% higher to $0.94; GAAP earnings per diluted share of $0.65

•	Adjusted operating income from continuing operations increase of 5.8% to $153 million

"We are pleased with our solid quarterly financial performance," said Nitin Sahney, Omnicare's Chief Executive Officer. "Throughout the year, we have continued our progress in executing our long-term strategic plan through an ongoing focus on growing our core platforms and demonstrating discipline within our operations. The third quarter marked a continuation of this journey, as we exhibited further strength in our operating results while making greater inroads within the markets in which we compete. As we further transform our organization into an integrated and diversified healthcare services company, we believe we will continue to produce favorable results for our shareholders, clients and employees."

Third-Quarter Results

Financial results from continuing operations for the quarter ended September 30, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $1,608 million versus $1,515 million

•	Gross profit was $351 million as compared with $352 million

•	GAAP earnings (loss) per diluted share was $0.65 versus $(0.68)

•	Adjusted cash earnings per diluted share was $0.94 versus $0.88

•	Adjusted EBITDA was $180 million versus $172 million

Cash flows used in continuing operations for the quarter ended September 30, 2014 were $36 million, including previously announced and recorded litigation settlement payments of $120 million, versus $189 million in the comparable prior-year quarter.

Mr. Sahney continued, "For the third quarter, we reported solid year-over-year revenue growth of 6.1%, with each of our core businesses contributing to the increase. Our operating performance was also bolstered by another solid performance within our Specialty Care Group, which generated a 27.4% increase in operating profit. Additionally, we continued to realize the benefit of our ongoing efficiency initiatives across our business, with operating efficiencies contributing to a 23 basis-point sequential expansion in adjusted operating margin to 9.5%."

Year-to-Date Results

Financial results from continuing operations for the nine months ended September 30, 2014, as compared with the same prior-year period, were as follows:

•	Net sales were $4,790 million versus $4,477 million

•	Gross profit was $1,064 million as compared with $1,061 million

•	GAAP earnings per diluted share was $1.81 versus $0.24

•	Adjusted cash earnings per diluted share was $2.77 versus $2.57

•	Adjusted EBITDA was $534 million versus $502 million

Cash flows from operating activities of continuing operations for the nine months ended September 30, 2014, including the previously announced and recorded litigation settlement payments of $120 million, were $355 million versus $456 million in the comparable prior-year period.

Segment Information

Financial results for the Long-Term Care Group for the third-quarter ended September 30, 2014 were as follows:

•	Net sales of $1,183 million were 2.2% higher than $1,158 million in the same prior-year period

•	Adjusted operating income of $159 million was in-line with the same prior-year period

Financial results for the Specialty Care Group for the third-quarter ended September 30, 2014 were as follows:

•	Net sales of $425 million were 18.9% higher than $357 million in the same prior-year period

•	Operating income of $34 million increased 27.4% from $27 million in the same prior-year period

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed and other information relevant to Omnicare's operations.

Special Items

The results for the third-quarters ended September 30, 2014 and 2013 include the impact of special items and cash EPS adjustments as follows:

	Three months ended September 30,				Nine months ended September 30,
	2014		2013		2014		2013
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$11.5M	$0.11	$144.7M	$1.30	$41.8M	$0.39	$190.0M	$1.73
Cash EPS Adj.	$19.7M	$0.19	$22.3M	$0.20	$59.5M	$0.56	$64.8M	$0.59

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based upon its solid nine-month results, Omnicare increased the lower end of its expectations for adjusted cash earnings per diluted share and reaffirmed other elements of its full-year guidance to reflect the following:

	Original Guidance	Previous Guidance	Current Guidance
Revenue	$6.3B to $6.4B	$6.3B to $6.4B	$6.3B to $6.4B
Adjusted cash earnings per diluted share (excluding special items)	$3.64 to $3.72	$3.64 to $3.72	$3.70 to $3.72
Cash flows from operations (excluding settlement payments)	$475M to $550M	$500M to $550M	$500M to $550M

Webcast Today

Omnicare will hold a conference call to discuss its third-quarter 2014 financial results today, Friday, October 24, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the Company’s ability to attract new clients and service contracts and retain existing clients and service contracts; the Company’s ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; changes in drug pricing; delays and reductions in reimbursement by the government and other payors to the Company and its customers; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition; the ability and willingness of the Company’s vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the Company’s ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of the Company's business covered by specific contracts; the outcome of pending and future legal or contractual disputes; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; our ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing on acceptable terms; changes in our credit ratings given by rating agencies; timing of conversions of our convertible debt securities; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; costs to comply with the Company's Corporate Integrity Agreement; and unexpected costs and interruptions from the implementation of our new information technology system. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net sales	$1,608,055	$1,515,168	$4,789,677	$4,477,229
Cost of sales	1,256,595	1,163,197	3,725,533	3,416,039
Gross profit	351,460	351,971	1,064,144	1,061,190
Selling, general and administrative expenses	178,940	182,668	549,816	565,276
Provision for doubtful accounts	19,911	24,963	62,562	75,113
Settlement, litigation and other related charges	12,868	143,484	27,467	169,615
Other charges	3,999	61,632	25,559	96,906
Operating income (loss)	135,742	(60,776)	398,740	154,280
Interest expense, net of investment income	(28,717)	(34,925)	(88,138)	(94,011)
Income (loss) from continuing operations before income taxes	107,025	(95,701)	310,602	60,269
Income tax provision	38,948	(26,350)	117,641	34,004
Income (loss) from continuing operations	68,077	(69,351)	192,961	26,265
(Loss) income from discontinued operations	(3,246)	3,042	(42,385)	13,999
Net income (loss)	$64,831	$(66,309)	$150,576	$40,264

Earnings (loss) per common share - Diluted:
Continuing operations	$0.65	$(0.68)	$1.81	$0.24
Discontinued Operations	(0.03)	0.03	(0.40)	0.13
Net Income (loss)	$0.61	$(0.65)	$1.42	$0.37

Weighted average number of common shares outstanding:
Diluted	$105,548	$101,811	$106,450	$109,612

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$286,943	$356,001
Accounts receivable, less allowances	651,224	695,684
Inventories	494,563	512,418
Deferred income tax benefits	56,084	135,094
Other current assets	315,165	265,536
Current assets of discontinued operations	—	49,995
Total current assets	1,803,979	2,014,728
Properties and equipment, at cost less accumulated depreciation	330,601	305,888
Goodwill	4,060,683	4,057,456
Identifiable intangible assets, less accumulated amortization	106,425	129,974
Other noncurrent assets	95,649	96,722
Noncurrent assets of discontinued operations	—	87,078
Total noncurrent assets	4,593,358	4,677,118
Total assets	$6,397,337	$6,691,846
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$220,288	$181,022
Accrued employee compensation	56,394	50,240
Current debt	495,713	527,204
Other current liabilities	166,324	355,845
Current liabilities of discontinued operations	—	18,846
Total current liabilities	938,719	1,133,157
Long-term debt, notes and convertible debentures	1,411,470	1,418,819
Deferred income tax liabilities	1,022,857	1,012,733
Other noncurrent liabilities	60,701	53,835
Noncurrent liabilities of discontinued operations	—	1,398
Total noncurrent liabilities	2,495,028	2,486,785
Total liabilities	3,433,747	3,619,942

Convertible debt	308,787	331,101

Stockholders' equity	2,654,803	2,740,803
Total liabilities and stockholders' equity	$6,397,337	$6,691,846

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
($000s)
Unaudited

	September 30, 2014
	Three months ended	Nine months ended
Cash flows from operating activities:
Net income	$64,831	$150,576
Loss from discontinued operations	3,246	42,385
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,733	43,010
Amortization	18,599	57,419
Debt redemption loss and costs, net	5	8,419
Disposition of business, net	285	805
Gale/Silver settlement payments, net	(120,000)	(120,000)
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	30,284	15,848
Inventories	(86,773)	17,807
Current and noncurrent assets	(10,435)	(20,853)
Accounts payable	(13,030)	58,399
Accrued employee compensation	(6,462)	6,389
Current and noncurrent liabilities	69,051	94,350
Net cash flows (used in) from operating activities of continuing operations	(35,666)	354,554
Net cash flows (used in) from operating activities of discontinued operations	(5,297)	863
Net cash flows (used in) from operating activities	(40,963)	355,417
Cash flows from investing activities:
Divestiture of businesses, net	64,080	71,194
Capital expenditures	(19,848)	(67,871)
Other	(58)	(18)
Net cash flows from investing activities of continuing operations	44,174	3,305
Net cash flows used in investing activities of discontinued operations	(133)	(863)
Net cash flows from investing activities	44,041	2,442
Cash flows from financing activities:
Payments on term loans	(5,313)	(15,938)
Payments on long-term borrowings and obligations	(1,868)	(176,983)
Decrease in cash overdraft balance	(12,916)	(19,786)
Payments for Omnicare common stock repurchases	—	(160,438)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	2,427	(293)
Dividends paid	(19,440)	(58,419)
Other	819	4,940
Net cash flows used in financing activities	(36,291)	(426,917)
Net decrease in cash and cash equivalents	(33,213)	(69,058)
Less decrease in cash and cash equivalents from discontinued operations	(5,430)	—
Decrease in cash and cash equivalents from continuing operations	(27,783)	(69,058)
Cash and cash equivalents at beginning of period	314,726	356,001
Cash and cash equivalents at end of period	$286,943	$286,943

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings (loss) per share from continuing operations	$0.65	$(0.68)	$1.81	$0.24

Amount related to adjusted diluted shares	—	0.05	—	—

Special Items: (a)
Settlement, litigation and other related charges	0.05	0.87	0.13	1.03
Other charges	0.02	0.37	0.15	0.57
Amortization of discount on convertible notes	0.04	0.03	0.11	0.10
Debt redemption costs	—	0.03	—	0.03
Total Special Items	0.11	1.30	0.39	1.73
Cash EPS Adjustments	0.19	0.20	0.56	0.59
Adjusted cash earnings per diluted share from continuing operations	$0.94	$0.88	$2.77	$2.57

Adjusted diluted share count:
Diluted shares outstanding	N/A	101,811	N/A	N/A
Convertible securities		8,926
Stock options, warrants and awards		723
Adjusted diluted shares outstanding		111,460

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$135,742	$(60,776)	398,740	$154,280
Depreciation and amortization	33,332	34,040	100,429	99,527
Amortization of discount on convertible notes	(6,139)	(6,218)	(18,484)	(18,474)
EBITDA from continuing operations	162,935	(32,954)	480,685	235,333
Special items (a)	16,867	205,116	53,026	266,521
Adjusted EBITDA from continuing operations	179,802	172,162	533,711	501,854

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	162,935	(32,954)	480,685	235,333
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(22,578)	(28,707)	(69,654)	(75,537)
Income tax provision	(38,948)	26,350	(117,641)	(34,004)
Other operating activities (including debt redemption costs)	5	55,652	8,419	55,652
Disposition of business, net	285	7,276	805	36,062
Gale/Silver settlement payments, net	(120,000)	—	(120,000)	—
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	(17,365)	161,205	171,940	238,480
Net cash flows from operating activities of continuing operations	$(35,666)	$188,822	$354,554	$455,986

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	142,285	4,207	444,402	259,953
Special items (a)	16,421	154,248	36,451	213,680
Adjusted operating income from continuing operations - LTC	158,706	158,455	480,853	473,633

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
($000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts ("Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare's management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q3 2014		YTD 2014		Q3 2013		YTD 2013
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$12,868	$5,360	$27,467	$14,340	$143,484	$97,074	$169,615	$113,160

Other charges
Acquisition and other related costs (2)	—	—	—	—	—	—	2,300	1,416
Disposition of businesses (3)	285	174	805	494	10,116	9,391	38,902	27,112
Separation costs (4)	3,642	2,213	16,922	10,382	648	384	4,836	2,962
Loss on debt repurchase (5)	72	32	7,832	4,805	50,868	31,138	50,868	31,138
Subtotal - Other charges	3,999	2,419	25,559	15,681	61,632	40,913	96,906	62,628
Subtotal - EBIT Special Items	16,867	7,779	53,026	30,021	205,116	137,987	266,521	175,788

Interest Expense:
Amortization of discount on convertible notes (6)	6,139	3,746	18,484	11,339	6,218	3,767	18,474	11,312
Debt redemption costs (5)	—	—	647	398	4,784	2,929	4,784	2,929
Subtotal - Interest Expense Special Items	6,139	3,746	19,131	11,737	11,002	6,696	23,258	14,241
Subtotal - Special Items	23,006	11,525	72,157	41,758	216,118	144,683	289,779	190,029

Cash EPS Items:
Amortization of intangibles	7,747	4,727	23,549	14,447	8,169	4,934	25,054	15,324
Goodwill amortization tax deduction (7)	—	7,098	—	21,106	—	9,203	—	28,037
Convertible debt tax deduction (8)	—	7,901	—	23,921	—	8,198	—	21,481
Subtotal - Cash EPS Items	7,747	19,726	23,549	59,474	8,169	22,335	25,054	64,842

Grand Total - Special Items	$30,753	$31,251	$95,706	$101,232	$224,287	$167,018	$314,833	$254,871

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)	In the second quarter of 2013, the Company completed the disposition of certain assets in its Medical Supply Services business which was not considered significant to the operations of Omnicare.

(4)	Operating income includes separation related costs and accelerated stock based compensation expense for certain employees.

(5)	Operating income (loss) and interest expense include charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.
Discontinued Operations:
During the fourth quarter of 2013, the Company's end-of-life hospice pharmacy business as well as certain retail operations qualified for discontinued operations treatment. As such, the results from continuing operations for all periods presented have been revised to reflect the results of these businesses as discontinued operations, including certain expenses of the Company related to the classification as discontinued operations.